UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

CareMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39391	85-0992224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 57th Court Suite 400
Miami, Florida		33126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 786 360-4768

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share*	CMAXQ	N/A
Warrants, each whole warrant exercisable for 1/30th of one share of Class A common stock*	CMAXWQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*On November 29, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) suspended trading of CareMax, Inc. Class A common stock, par value $0.0001 per share (“Common Stock”), and warrants. The Common Stock currently trades on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “CMAXQ” and the warrants currently trade on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “CMXWQ.”

Explanatory Note

As previously disclosed in a Current Report on Form 8-K filed by CareMax, Inc., a Delaware corporation (the “Company”), on November 18, 2024 (the “Previous 8-K”), on November 17, 2024, the Company and certain of its controlled affiliates (such affiliates, together with the Company, the “Debtors”) commenced filing voluntary petitions (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”). The Chapter 11 Cases are being jointly administered under Case No. 24-80093 (MVL). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

DIP Credit Agreement

In connection with the Chapter 11 Cases, on November 19, 2024, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) approving the Company, as borrower (the “DIP Borrower”), and certain subsidiaries of the Company from time to time party thereto as guarantors, entering into that certain Superpriority Priming Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), dated November 19, 2024, with the lenders from time to time party thereto (the “DIP Lenders”) and Acquiom Agency Services LLC, as administrative agent and collateral agent. On December 18, 2024, the Bankruptcy Court entered an order approving the DIP Credit Agreement on a final basis (the “Final DIP Order”).

Pursuant to the DIP Credit Agreement, the DIP Lenders agreed, upon the terms and conditions set forth therein, to make available to the DIP Borrower a $122.0 million senior secured superpriority postpetition term loan financing facility (the “DIP Facility”). Under the DIP Facility, (i) $12.0 million in New Money DIP Loans was funded under the Interim DIP Order and (ii) $18.5 million in New Money DIP Loans was made available on a final basis (the “Final DIP Loans”) upon approval of the Final Dip Order and satisfaction of the other applicable conditions to any Final DIP Loans. Upon entry of the Final DIP Order, an aggregate principal amount of $91.5 million of Prepetition Loans held by the Prepetition Lenders was deemed to have been converted on a cashless, dollar-for-dollar basis into senior secured superpriority postpetition term loans under the DIP Facility. On December 19, 2024, the Dip Borrower drew the $18.5 million in Final Dip Loans.

The foregoing description of the DIP Credit Agreement and the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the information regarding the DIP Credit Agreement and the DIP Facility set forth in the Previous 8-K (including the full text of the DIP Credit Agreement, a copy of which is filed as Exhibit 10.2 to the Previous 8-K), which information is incorporated by reference into this Item 2.03.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its security holders will experience a complete loss on their investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 26, 2024	By:	/s/ Kevin Wirges
Name: Kevin Wirges Title: Executive Vice President, Chief Financial Officer and Treasurer